UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2014

INSITE VISION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-22332	94-3015807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

965 Atlantic Ave.

Alameda, California 94501

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(510) 865-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 19, 2014, Insite Vision Incorporated (the “Company”) announced that it has scheduled its 2015 annual meeting of stockholders (the “2015 Annual Meeting”) for March 31, 2015. In accordance with the Company’s Amended Bylaws (the “Bylaws”), stockholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2015 Annual Meeting, and who do not desire to have those proposals included in the Company’s proxy materials for the 2015 Annual Meeting, must ensure that notice of any such proposal (including certain additional information specified in the Bylaws) is received by the Corporate Secretary at the Company’s principal executive offices at 965 Atlantic Avenue, Alameda, California 94501 on or before the close of business on December 31, 2014.

Because the expected date of the 2015 Annual Meeting represents a change of more than 30 days from the anniversary of the Company’s 2014 annual meeting of stockholders held on July 16, 2014, the Company has set a new deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for inclusion in the Company’s proxy materials for the 2015 Annual Meeting. In order to be considered timely, such proposals must be received by the Company at its principal executive offices no later than 5:00 p.m. Pacific Time on December 31, 2014. This deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a-4(c) under the Exchange Act.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	InSite Vision Incorporated Press Release dated December 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSITE VISION INCORPORATED

Date: December 19, 2014	By:	/s/ Louis Drapeau
	Name:	Louis Drapeau
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	InSite Vision Incorporated Press Release dated December 19, 2014.